Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350, Chapter 63 of Title 18 of the United States Code (18 U.S.C-§1350), each of Aart J. de Geus, Co-Chief Executive Officer and Chairman of Synopsys, Inc., a Delaware corporation (the “Company”), Chi-Foon Chan, Co-Chief Executive Officer and President of the Company, and Brian M. Beattie, Chief Financial Officer of the Company, does hereby certify, to such officer’s knowledge that:

The Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2012 (the “Form 10-Q”) to which this Certification is attached as Exhibit 32.1 fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act. The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 1st day of June, 2012.

/s/ Aart J. de Geus
Aart J. de Geus Co-Chief Executive Officer and Chairman

/s/ Chi-Foon Chan
Chi-Foon Chan Co-Chief Executive Officer and President

/s/ Brian M. Beattie
Brian M. Beattie Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not deemed filed with the Securities and Exchange Commission as part of the Form 10-Q or as a separate disclosure document and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.